Exhibit 10.1

TENTH OMNIBUS AMENDMENT AND REAFFIRMATION OF LOAN DOCUMENTS

THIS TENTH OMNIBUS AMENDMENT AND REAFFIRMATION OF LOAN DOCUMENTS (this “Amendment”) is dated as of the 15th day of May, 2012 (the “Effective Date”) by and among TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company (“Lead Borrower”), TNP SRT SAN JACINTO, LLC, a Delaware limited liability company (“San Jacinto Borrower”), TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company (“Craig Borrower”), TNP SRT MORNINGSIDE MARKETPLACE, LLC, a Delaware limited liability company (“Morningside Borrower”), TNP SRT COCHRAN BYPASS, LLC, a Delaware limited liability company (“Bi-Lo Borrower”), TNP SRT ENSENADA SHOPPING CENTER, LLC, a Delaware limited liability company (“Ensenada Borrower”), TNP SRT TURKEY CREEK, LLC, a Delaware limited liability company (the “Turkey Creek Borrower”, TNP SRT AURORA COMMONS, LLC, a Delaware limited liability company (the “Aurora Borrower” and collectively with Lead Borrower, San Jacinto Borrower, Craig Borrower, Morningside Borrower, Bi-Lo Borrower, Ensenada Borrower and Turkey Creek Borrower, the “Borrower” and, together with the Guarantors, the “Credit Parties” and individually, a “Credit Party”), TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation (the “REIT”), TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “OP”, and collectively with the REIT, the “Guarantors” and individually, a “Guarantor”), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a principal place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, “Agent”) for itself and any other lenders who become lenders under the Credit Agreement (as hereinafter defined) collectively referred to as “Lenders” and each individually referred to as a “Lender”). Each Credit Party has an address at 1900 Main Street, Suite 700, Irvine, California 92614.

Witnesseth That:

WHEREAS, the Borrower, certain of its Affiliates, the Agent and the Lenders are parties to that certain Revolving Credit Agreement dated as of December 17, 2010, as amended by that certain Joinder Agreement and that certain First Omnibus Amendment and Reaffirmation of Loan Documents dated as of March 30, 2011, as further amended by that certain Letter Agreement dated as of March 31, 2011, as further amended by that certain Joinder Agreement and that certain Second Omnibus Amendment and Reaffirmation of Loan Documents dated as of May 20, 2011, as further amended by that certain Joinder Agreement, that certain Third Omnibus Amendment and Reaffirmation of Loan Documents dated as of May 26, 2011, those certain Letter Agreements dated as of June 30, 2011, August 23, 2011, August 25, 2011, December 22, 2011 and January 9, 2012, as further amended by that certain Joinder Agreement and that certain Fourth Omnibus Amendment and Reaffirmation of Loan Documents dated as of September 22, 2011, as further amended by that certain Joinder Agreement and Fifth Omnibus Amendment and Reaffirmation of Loan Documents dated as of January 9, 2012, as further amended by that certain Joinder Agreement and Sixth Omnibus Amendment and Reaffirmation of Loan Documents dated as of February 1, 2012, as further amended by that certain Joinder Agreement and Seventh Omnibus Amendment and Reaffirmation of Loan Agreement dated as of

February 27, 2012, as further amended by that certain Joinder Agreement and Eighth Omnibus Amendment and Reaffirmation of Loan Documents dated as of March 12, 2012, and as further amended by that certain Joinder Agreement and Ninth Omnibus Amendment and Reaffirmation of Loan Documents dated as of March 19, 2012 (as amended, restated and/or modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to provide to the Borrower a revolving credit facility in the maximum principal amount of $35,000,000, and which obligations of the Borrower to the Agent and Lenders under the Credit Agreement are evidenced by, among other things, that certain Revolving Credit Note dated as of December 17, 2010 by the Borrower in favor of the Lenders in the original principal amount of $35,000,000, as temporarily increased to $38,000,000 by that certain Amendment to Revolving Credit Note dated as of May 26, 2011, as further temporarily increased to $45,000,000 by that certain Second Amendment to Revolving Credit Note dated as of September 22, 2011, as temporarily increased to $43,000,000 by that Third Amendment to Revolving Credit Note dated as of January 9, 2012, and as temporarily increased to $60,000,000 by that Fourth Amendment to Revolving Credit Note dated as of even date herewith (as amended, restated and/or modified from time to time, the “Note”), and are secured by, among other things, (a) that certain Pledge and Security Agreement dated as of December 17, 2010 by Lead Borrower in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the “Borrower Pledge Agreement”), (b) that certain Pledge and Security Agreement dated as of December 17, 2010 by the REIT in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the “REIT Pledge Agreement”), (c) that certain Pledge and Security Agreement dated as of December 17, 2010 by the OP in favor of the Agent for the benefit of the Lenders, as amended by that certain Partial Release and First Amendment to Pledge and Security Agreement dated as of May 20, 2011 (as further amended, restated and/or modified from time to time, the “OP Pledge Agreement”), and (d) that certain Guaranty Agreement dated as of December 17, 2010 by the Guarantors in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the “Guaranty”);

WHEREAS, the Credit Parties, Agent and Lenders have agreed on various additional amendments to the Loan Documents as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Loan Documents and agree as follows:

1. Recitals and Definitions. The foregoing recitals are hereby incorporated by reference as if set forth at length herein. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.

2. Conditions Precedent to Amendment. Borrower agrees to deliver to the Agent the following, and acknowledges and agrees that the effectiveness of this Amendment is subject to satisfaction of the following conditions precedent, as determined by Agent in its reasonable discretion:

(a) Borrower shall have paid (i) Agent’s legal fees and all other of Agent’s reasonable costs, fees and expenses incurred in connection with the execution of this Amendment and related documents, and (ii) the payment of an additional commitment fee as set forth herein.

(b) Agent shall have received all of the other documents listed in the closing checklist supplied by Agent to Borrower with respect to this Amendment except for certain items which are listed on Exhibit A of the Open Items Letter being executed as of even date and which must be supplied to and approved by Agent by the dates stated on the Open Items Letter.

(c) No Default or Event of Default shall have occurred and be continuing under the terms and provisions of this Amendment, the Credit Agreement, the Note, or of any of the Loan Documents.

(d) Agent shall have received such other documents and certificates as Agent may reasonably request from Borrower, any Guarantor, and any other Person, in form and content satisfactory to Agent.

3. Additional Amendments to the Credit Agreement.

(a) The last sentence of the definition of “Commitment” is hereby amended to read as follows:

“The initial aggregate amount of the Lenders’ Commitments was $35,000,000, provided, however, that (i) as of the Third Amendment Effective Date, the Commitment was temporarily increased to $38,000,000 (the “First Temporary Increase”), (ii) as of the Fourth Amendment Effective Date, the Commitment was further temporarily increased to $45,000,000 (the “Second Temporary Increase”), (iii) prior to the Fifth Amendment Effective Date the Commitment automatically reduced to $35,000,000, (iv) as of the Fifth Amendment Effective Date, the Commitment temporarily increased to $43,000,000 (the “Third Temporary Increase”), (v) as of the Tenth Amendment Effective Date, the Commitment is increased to $45,000,000, which increase shall remain in effect during the term of the Loan, unless reduced as provided in this Agreement (the “First Increase”), and (vi) as of the Tenth Amendment Effective Date, the Commitment is being temporarily increased from $45,000,000 to $60,000,000 (the “Fourth Temporary Increase”; and collectively with the First Temporary Increase, the Second Temporary Increase, and the Third Temporary Increase, the “Temporary Increase”).”

(b) The definition of “Fourth Temporary Increase” is hereby added to Section 1.01 of the Credit Agreement as follows:

““Fourth Temporary Increase” has the meaning set forth in the definition of Commitment.”

(c) The definition of “Tenth Amendment Effective Date” is hereby added to Section 1.01 of the Credit Agreement as follows:

““Tenth Amendment Effective Date” means May 15th, 2012.”

(d) The definition of “Tranche A Available Amount” is hereby amended in its entirety to read as follows:

““Tranche A Available Amount” means the lesser of (a) the Tranche A Commitment or (b) as adjusted from time to time pursuant to the terms hereof, 75% of the Pool Value through September 30, 2012; from and after October 1, 2012, Tranche A Available Amount means the lesser of (a) the Tranche A Commitment or (b) as adjusted from time to time pursuant to the terms hereof, the lesser of (i) 65% of the Pool Value or (ii) the Tranche A Loan Amount which would produce a Debt Yield of no less than twelve percent (12%); provided, however, there shall be no change in the Pool Value of any Mortgaged Property that exists as of the Effective Date of the Tenth Omnibus Amendment.”

(e) The definition of “Tranche A Commitment” is hereby amended in its entirety to read as follows:

““Tranche A Commitment” means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make Tranche A Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Tranche A Lender’s Tranche A Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Tranche A Lender’s Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Tranche A Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Tranche A Lenders’ Tranche A Commitments was $25,000,000, which amount increased to $30,000,000 on February 15, 2011, was temporarily increased to $38,000,000 on the Third Amendment Effective Date, was further temporarily increased to $45,000,000 on the Fourth Amendment Effective Date, decreased to $43,000,000 on October 25, 2011, was automatically reduced to $35,000,000 prior to the Fifth Amendment Effective Date, was again temporarily increased to $43,000,000 on the Fifth Amendment Effective Date, and is now being temporarily increased to $60,000,000 on the Tenth Amendment Effective Date, but at all times starting October 1, 2012 and thereafter shall decrease on a dollar for dollar basis as payments are made with respect to the Fourth Temporary Increase until reduced to $45,000,000 and in any event shall be $45,000,000 as of December 1, 2012.”

(f) The Commitment of KeyBank as reflected on Schedule 2.01 is hereby changed to $60,000,000, but commencing October 1, 2012 shall reduce on a dollar-for-dollar basis as the Fourth Temporary Increase is repaid down to $45,000,000.

(g) Section 2.06(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) As of the Tenth Amendment Effective Date, the First Increase and the Fourth Temporary Increase shall be available to the Borrower. The Fourth Temporary Increase shall remain in effect until December 1, 2012, at which time any amounts outstanding in excess of $45,000,000 shall be due and payable in full, in each case with no further notice or demand by Agent being required therefor. From and after October 1, 2012 amounts repaid under the Fourth Temporary Increase may not be reborrowed.”

(h) Section 2.07(a) is hereby amended to read as follows:

“(a) Borrower hereby unconditionally promises to pay to the Agent for the account of each Tranche A Lender the then unpaid principal amount of each Tranche A Loan on the Tranche A Maturity Date, except that (i) the Fourth Temporary Increase must be reduced in accordance with Section 2.06(e) and must be repaid in full on or prior to December 1, 2012 and (ii) no individual Loan shall remain outstanding for more than one hundred eighty (180) days after the Loan is made, except for the Loans made to San Jacinto Borrower, Craig Borrower and Aurora Borrower, which may remain outstanding until the Tranche A Maturity Date.”

(i) Section 2.08(d) is hereby amended to read as follows:

“(d) In the event that either (i) the outstanding balance of the Tranche A Loans exceed the Tranche A Available Amount, or (ii) the applicable Credit Parties are not in compliance with the financial covenants set forth in Sections 5.02(a) through (d) below, Borrower and TNP REIT shall apply one hundred percent (100%) of the Net Proceeds to repay the amounts outstanding under the Tranche A Loans, subject to the exceptions set forth in Section 5.18, until both (x) the outstanding balance of the Tranche A Loans no longer exceed the Tranche A Available Amount, and (y) the applicable Credit Parties are in compliance with the financial covenants set forth in Sections 5.02(a) through (d) below. No Event of Default shall exist as a result of either (i) or (ii) above as long as the Net Proceeds are being applied in accordance with this Section 2.08(d). In addition, unless otherwise approved in writing by Lender, Borrower and TNP REIT shall apply 100% of the Net Proceeds of the sale or refinancing of a Real Property to repay the amounts outstanding under the Fourth Temporary Increase and thereafter, if the Real Property sold or refinanced was a Mortgaged Property, to repay the Loan that was advanced for the related Mortgaged Property.”

(j) Section 2.08(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(g) If any new Commitments are received from any Lender other than KeyBank at a time when there is any amount of the Fourth Temporary Increase outstanding, then the proceeds of any Loans made from such Commitment shall be used first to reduce the amount of the KeyBank Commitment until the amounts outstanding under the Fourth Temporary Increase have been repaid in full, and such proceeds shall be applied before any Net Proceeds are applied pursuant to Section 2.08(d).”

(k) Section 2.09(j) (as added in the Fifth Omnibus Amendment and Reaffirmation of Loan Documents dated as of January 9, 2012) is hereby amended in its entirety to read as follows:

“(j) Borrower shall provide KeyBank with a right of “first look” and a “right of first refusal” on CMBS or life company permanent debt on all Real Properties. Borrower shall provide KeyBank an opportunity to provide financing for a Real Property at the same time (or earlier) as it seeks such financing from other lenders. Borrower shall provide written notice to KeyBank of the terms of any CMBS or life company permanent debt offered by a lender other than KeyBank or its Affiliates, and KeyBank or its Affiliates shall have seven (7) Business Days to provide a proposed term sheet by KeyBank or its Affiliate for a CMBS loan on reasonably comparable or more favorable terms. In order for terms to be considered “reasonably comparable,” KeyBank or its Affiliate must match in all material respects the loan amount, interest rate, payment structure (amortization), loan term, and financial covenants offered by the third-party lender. In the event that either (i) KeyBank or its Affiliate cannot provide financing on the reasonably comparable or more favorable terms offered by the third-party lender, or (ii) KeyBank or its Affiliate fails to respond within the foregoing seven Business Day period, Borrower shall be free to obtain financing from such third-party lender; but if such financing does not close, then KeyBank’s right of first refusal for said Real Property shall be reinstated. In the event that Borrower fails to provide KeyBank with written notice of the terms of any CMBS or life company permanent debt offered by a lender other than KeyBank or its Affiliates as provided above or if so notified, KeyBank or an Affiliate offers to provide financing on reasonably comparable or better terms but Borrower does not use said financing, Borrower shall pay KeyBank a $500,000 exit fee in the event that Borrower obtains any financing on any Real Property other than a CMBS loan from KeyBank or its Affiliates, unless such Real Property is not “CMBS financing eligible” in Agent’s determination, in which case no exit fee shall be due. Such exit fee shall be due and payable simultaneously with the closing of such replacement financing or, if earlier, the release of a Real Property.”

(l) Section 2.09 is hereby amended to add a new subsection (k) which shall read as follows:

“(k) Borrower shall pay to KeyBank a $62,500 fee in connection with making the First Increase and the Fourth Temporary Increase available (25 basis points on the $25,000,000 increase from $35,000,000 to $60,000,000). This fee shall be paid on the Tenth Amendment Effective Date.”

(m) As of the Effective Date, each of the Credit Parties and the Agent agree that the representation and warranty set forth in Section 3.04(a) of the Credit Agreement is hereby amended to refer to the financial statements that have been delivered to Agent for the most recent reporting period.

(n) Section 5.02 is hereby amended in its entirety to read as follows:

“SECTION 5.02 Financial Tests. Effective as of March 31, 2012, the applicable Credit Parties shall have and maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter:

(a)	a Total Leverage Ratio of TNP REIT of no greater than the following:

At all times during the following periods:	Total Leverage Ratio
Effective Date through October 31, 2012	75%
November 1, 2012 through December 31, 2012	70%
January 1, 2013 and thereafter	65%

(b)	an Interest Coverage Ratio of TNP REIT of not less than the following:

At all times during the following periods:	Interest Coverage Ratio:
Effective Date through October 31, 2012	1.50:1
November 1, 2012 through December 31, 2012	1.60:1
January 1, 2013 and thereafter	1.70:1

(c)	a Fixed Charge Coverage Ratio of TNP REIT of not less the following:

At all times during the following periods:	Fixed Charge Coverage Ratio:
Effective Date through October 31, 2012	1.30:1
November 1, 2012 through December 31, 2012	1.35:1
January 1, 2013 and thereafter	1.40:1

(d)	Liquidity of TNP REIT of not less than the following:

At all times during the following periods:	Liquidity:
Effective Date through September 30, 2012	Waived
October 1, 2012 through December 31, 2012	$500,000
January 1, 2013 through March 31, 2013	$750,000
April 1, 2013 and thereafter	$1,000,000

(e)	Tangible Net Worth of TNP REIT at least (i) eighty-five percent (85%) of the Tangible Net Worth as of the Effective Date, plus (ii) eighty-five percent (85%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Credit Party) received by TNP REIT or the Borrower at any time from the issuance of stock (whether common, preferred or otherwise) of TNP REIT or the Borrower after the Effective Date, plus (iii) eighty-five percent (85%) of the amount of equity in any properties contributed to TNP REIT after the Effective Date in exchange for shares, ownership interest in the Parent or other consideration, at all times;

(f)	Beginning on March 31, 2011, the ratio of (i) the Indebtedness of TNP REIT that bears interest at a varying rate of interest or that does not have the interest rate effectively fixed or hedged pursuant to a Hedging Agreement, to (ii) the Indebtedness of TNP REIT, shall not exceed twenty percent (20%), with all Hedging Agreements subject to the review and approval of Agent;”

(o) Section 5.12(a)(ii) is hereby deleted.

(p) Section 5.18(b) is hereby amended and restated in its entirety to read as follows:

“(b) Prior to the date when the Fourth Temporary Increase has been repaid in full, the Net Proceeds of the Equity Issuances by TNP REIT shall be used in accordance with Section 2.08(d), or as permitted by Section 2.17, provided, however, that (i) upon the Agent’s reasonable approval, Borrower may use a portion of such Net Proceeds to fund operating expenses incurred in the ordinary course of business to cover short term timing differences between the receipt of revenues and such operating expenses; (ii) to the extent that Borrower has identified Real Property for acquisition and a definitive purchase and sale agreement has been executed with respect thereto, Borrower may fund the Net Proceeds of the Equity Issuances by TNP REIT into the Property Acquisition Escrow Account up to an amount equal to Borrower’s pro forma equity contribution required to close such acquisition, subject to the following: (A) the Property Acquisition Escrow Account shall be held at KeyBank and pledged as

Collateral; (B) Agent shall release funds held in the Property Acquisition Escrow Account for the purchase price, costs, expenses and other amounts paid in connection with such acquisitions upon the Borrower’s written request; and (C) Borrower may fund such Net Proceeds into the Property Acquisition Escrow Account in connection with no more than two (2) acquisitions at any time; and (iii) following the occurrence and during the continuance of an Event of Default, the Net Proceeds of any Equity Issuance shall, in the sole discretion of the Agent, be funded into the Distribution Account and Agent shall apply all amounts received to the Obligations.”

(q) As of the Effective Date, each of the Credit Parties and the Agent agree that Schedules 3.15, 5.12(a), 5.12(b), and 6.01 to the Credit Agreement are hereby amended and restated in their entirety by the corresponding Schedules attached to this Amendment, which information is true, correct and complete as of the Effective Date.

(r) The TNP REIT Compliance Certificate attached as Exhibit B to the Credit Agreement is replaced in its entirety by the TNP REIT Compliance Certificate attached hereto as Attachment I.

(s) The Borrowing Base Certificate attached as Exhibit G to the Credit Agreement is replaced in its entirety by the Borrowing Base Certificate attached hereto as Attachment II.

4. Representations and Warranties. Each Credit Party represents and warrants to the Agent and Lenders as follows:

(a) The representations and warranties of the Credit Parties as set forth in the Credit Agreement and each Loan Document are hereby confirmed, affirmed and ratified by each of the Credit Parties (and each Credit Party confirms and affirms that each such representation and warranty is true and correct in all material respects as of the Effective Date.

(b) The transactions contemplated by this Amendment are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Amendment and the documents executed in connection herewith have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) will not violate, to the Credit Parties’ knowledge, any applicable law, regulation or order of any Governmental Authority to the extent that such violation could reasonably be expected to have a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower’s Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower’s Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower’s Subsidiaries to the extent that such violation, default or right to require payment could reasonably be expected to have a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any Collateral, except pursuant to the Deeds of Trust and the Pledge Agreements.

(d) No Event of Default has occurred and is continuing or would result by the execution of this Amendment which constitutes an Event of Default under the Credit Agreement or any Loan Document or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

5. References in Loan Documents. All references in any of the Loan Documents to the “Credit Agreement”, the “Note”, the “Guaranty”, the “Borrower Pledge Agreement”, the “REIT Pledge Agreement”, the “OP Pledge Agreement”, or to the “Loan Documents”, shall, from and after the Effective Date be deemed to mean and refer to the Credit Agreement, the Note, the Guaranty, the Borrower Pledge Agreement, the REIT Pledge Agreement, the OP Pledge Agreement, and each other Loan Document (as applicable) as amended and affected by this Amendment. This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.

6. Ratification by the Credit Parties.

(a) Each Credit Party hereby ratifies, affirms and confirms the Loan Documents (as modified by this Amendment), and acknowledges and agrees that the Loan Documents (as modified by this Amendment) remain in full force and effect and are enforceable against such Credit Party and against the Collateral described therein in accordance with their respective terms. Each Credit Party hereby further acknowledges and agrees that, as of the Effective Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof.

(b) In furtherance of the provisions of subsection (a) above, and not in limitation or derogation thereof, by its execution of this Amendment, each Guarantor hereby (i) acknowledges and consents to the terms and provisions of this Amendment; (ii) ratifies, affirms and confirms the Guaranty; (iii) agrees that the Guaranty is and shall remain in full force and effect and that the terms and provisions of the Guaranty cover and pertain to the Guaranteed Obligations (as defined in the Guaranty), Notes, Credit Agreement and other Loan Documents; (iv) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty or other obligations created and evidenced by the Guaranty; and (v) certifies that the representations and warranties contained in the Guaranty, the Credit Agreement, and the other Loan Documents with respect to each Guarantor remain the true and correct representations and warranties of such Guarantor as of the Effective Date.

7. Security and Liens. All Obligations of the Credit Parties under the Loan Documents, each as amended by this Amendment, shall be secured by and be entitled to the benefits of, and the Collateral shall remain in all respects subject to the liens, charges and encumbrances of, the Loan Documents, and nothing herein contained, and nothing done pursuant hereto or in connection herewith shall affect or be construed to affect the liens, charges or encumbrances or conveyances effected thereby or the priority thereof or to release or affect the liability of any party or parties whomsoever may now, or hereafter be, liable on account of the Obligations.

8. No Waiver. This Amendment is only a modification of the Loan Documents and is not intended to, and shall not be construed to, effect a novation of any Loan Document, or to constitute a modification of, or a course of dealing at variance with, the Loan Documents (each as amended by this Amendment), such as to require further notice by Lenders or Agent to require strict compliance with the terms the other Loan Documents in the future.

9. Release; Set-off. Each Credit Party hereby unconditionally releases and forever discharges Agent, each Lender and their respective officers, directors, shareholders, and employees from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Effective Date in connection with the Credit Agreement, the Loan Documents and any other documents relating thereto.

10. Miscellaneous.

(a) All costs and expenses of Agent, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Agent relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby, shall be the responsibility of Borrower.

(b) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed within such state.

(c) This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

(d) Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (in so-called “pdf”, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have caused this Amendment to be duly executed by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.

BORROWERS:	TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company

	By:	TNP Strategic Retail Operating Partnership, LP, its sole member

		By:	TNP Strategic Retail Trust, Inc., its general partner

			By:	/s/ James Wolford
Print Name: James Wolford Title: Chief Financial Officer

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company

	By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

		By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

			By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

(Signatures continued on next page.)

[Signature Page to Tenth Omnibus Amendment (TNP SRT Line)]

TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

TNP SRT MORNINGSIDE MARKETPLACE, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

[Signature Page to Tenth Omnibus Amendment (TNP SRT Line)]

TNP SRT COCHRAN BYPASS, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

TNP SRT ENSENADA SHOPPING CENTER, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

[Signature Page to Tenth Omnibus Amendment (TNP SRT Line)]

TNP SRT TURKEY CREEK, LLC, a Delaware limited liability company

	By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

		By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

			By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

TNP SRT AURORA COMMONS, LLC, a Delaware limited liability company

	By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

		By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

			By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

AGENT AND MAJORITY LENDER:	KEYBANK NATIONAL ASSOCIATION, as Agent and Lender

	By:	/s/ Christopher T. Neil
Christopher T. Neil, Senior Relationship Manager

[Signature Page to Tenth Omnibus Amendment (TNP SRT Line)]

GUARANTORS AND OBLIGORS:	TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

		By:	/s/ James Wolford
Print Name: James Wolford
Title: Chief Financial Officer

[Signature Page to Tenth Omnibus Amendment (TNP SRT Line)]

Schedule 3.15

Subsidiaries

The following are the Subsidiaries of TNP Strategic Retail Trust, Inc. as of the date of this Agreement:

TNP Strategic Retail Operating Partnership, LP (Delaware)

TNP SRT Secured Holdings, LLC (Delaware)

TNP SRT Moreno Marketplace, LLC (Delaware)

TNP SRT Waianae Mall, LLC (Delaware)

TNP SRT Northgate Plaza Tucson, LLC (Delaware)

TNP SRT San Jacinto, LLC (Delaware)

TNP SRT Craig Promenade, LLC (Delaware)

TNP SRT Pinehurst, LLC (Delaware)

TNP SRT Constitution Trail, LLC (Delaware)

TNP SRT Constitution Trail Master Lessee, LLC (Delaware)

TNP SRT Cochran Bypass, LLC (Delaware)

TNP SRT Topaz Marketplace, LLC (Delaware)

TNP SRT Osceola Village, LLC (Delaware)

TNP SRT Osceola Village Master Lessee, LLC (Delaware)

TNP SRT Summit Point, LLC (Delaware)

TNP SRT Summit Point Holdings, LLC (Delaware)

TNP SRT Morningside Marketplace, LLC (Delaware)

TNP SRT Portfolio I, LLC (Delaware)

TNP SRT Woodland West Holding, LLC (Delaware)

TNP SRT Woodland West, LLC (Delaware)

TNP SRT Ensenada Shopping Center, LLC (Delaware)

TNP SRT Turkey Creek, LLC (Delaware)

TNP SRT Aurora Commons, LLC (Delaware)

TNP SRT Eagle Mountain, LLC (Delaware)

TNP SRT Florissant Marketplace, LLC (Delaware)

TNP SRT Sunshine Mall, LLC (Delaware)

TNP SRT Visalia Marketplace, LLC (Delaware)

Schedule 5.12(a)

Mortgaged Property Pool

San Jacinto Esplanade, San Jacinto, California

Craig Promenade, North Las Vegas, Nevada

Morningside Marketplace, Fontana, California

Bi-Lo Grocery Store, Chester, South Carolina

Ensenada Square, Arlington, Texas

The Shops at Turkey Creek, Knoxville, Tennessee

Aurora Commons, Aurora, Ohio

Schedule 5.12(b)

N/A

Schedule 6.01

Existing Liens

None.

Attachment I

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Key Bank National Association, as Agent

225 Franklin Street

Boston, MA 02110

Attn:	Mr. Christopher Neil, Institutional Real Estate

RE:	TNP SRT Secured Holdings, LLC - Compliance Certificate for , 201 through , 201

Dear Ladies and Gentlemen:

This Compliance Certificate is made with reference to that certain Credit Agreement dated as of December 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TNP SRT Secured Holdings, LLC and certain of its Subsidiaries (collectively, the “Borrower”), the financial institutions party thereto, as lenders, and KeyBank National Association, as Agent. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meaning set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

I hereby certify that I am the Chief Financial Officer of TNP SRT Secured Holdings, LLC, and that I make this Certificate on behalf of each Borrower. I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:

(a) I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period (the “Reporting Period”) covered by the financial reports delivered simultaneous herewith pursuant to Section 5.01[(a)][(b)], and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default.

(b) Attached hereto as Schedule A-1 is a list of the Real Property that comprises the Pool and the Pool Value, and Schedule A-2 is a list of the Real Property assets that were identified as being in the Pool in the last Compliance Certificate and that are no longer qualified to be in the Pool as of the last day of the Reporting Period.

(c) Attached hereto as Schedule B-1 is a detailed calculation of Interest Expense for the Reporting Period and Schedule B-2 is a detailed calculation of Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Guarantor’s preferred stock for the Reporting Period, which amounts aggregated:

Schedule B-1	$
Schedule B-2	$

(d) Attached hereto as Schedule C is a detailed calculation of Adjusted EBITDA for the Reporting Period, which amount was:

Schedule C Adjusted EBITDA	$

(e) As of the last day of the Reporting Period:

1.	Interest Coverage Ratio [§5.02(b)]:

(a) Adjusted EBITDA (for the prior quarter)	$
(b) Interest Expense (for the prior quarter)	$
(c) Interest Coverage Ratio	:1.00

Covenant (circle applicable level)

At all times during the following periods:	Interest Coverage Ratio:
Effective Date through October 31, 2012	1.50:1
November 1, 2012 through December 31, 2012	1.60:1
January 1, 2013 and thereafter	1.70:1

In compliance? Yes/No

2.	Fixed Charge Coverage Ratio Calculation [§5.02(c)]:

(a) Adjusted EBITDA[1]	$
(b) Principal paid and due	$
(c) Interest Expense	$
(d) Cash Dividends on Preferred Stock	$
(e) Aggregate of (b) plus (c) plus (d)	$
(f) Fixed Charge Coverage Ratio ((a) to (f))		:1.00

[1]	Capex reserve requirement equal to $0.20 per square foot

Covenant (circle applicable level)

At all times during the following periods:	Fixed Charge Coverage Ratio:
Effective Date through October 31, 2012	1.30:1
November 1, 2012 through December 31, 2012	1.35:1
January 1, 2013 and thereafter	1.40:1

In compliance? Yes/No

3.	Tangible Net Worth (“TNW”) [§5.02(e)]:

(a) Assets less	$
(b) Intangible Assets less	$
(c) Indebtedness	$
(d) Tangible Net Worth ((a) minus (b) minus (c))	$

Calculation of Required Tangible Net Worth

(i) Tangible Net Worth as of Effective Date:	$
(ii) 85% of Net Proceeds Generated by and Common or Preferred Share Issuances (i.e., 0.85 x $ ):	$
(iii) 85% of equity in Real Properties contributed to TNP REIT (i.e., 0.85 x $ )	$
(iv) Required Tangible Net Worth ((i) + (ii) +(iii))	$

Covenant: (d) must exceed (iv) In compliance? Yes/No

4.	Total Leverage Ratio Calculation [§5.02(a)]:

(a) Indebtedness
(b) Total Asset Value
(c) Total Leverage Ratio

Covenant (circle applicable level)

At all times during the following periods:	Total Leverage Ratio
Effective Date through October 31, 2012	75%
November 1, 2012 through December 12, 2011	70%
January 1, 2013 and thereafter	65%

In compliance? Yes/No

5.	Varying Interest Rate Calculation [§5.02(f)]:

(a) Indebtedness with a varying interest rate	$
(b) Indebtedness	$
(c) (a) to (b)

Covenant: <20% In compliance? Yes/No

6.	Minimum Liquidity [§5.02(d)]:

(a) Cash and cash equivalents	$
(b) Unused Availability	$
(c) Liquidity ((a) + (b))	$

Covenant (circle applicable level)

At all times during the following periods:	Liquidity:
Effective Date through September 30, 2012	Waived
October 1, 2012 through December 31, 2012	$500,000
January 1, 2013 through March 31, 2012	$750,000
April 1, 2013 and thereafter	$1,000,000

In compliance? Yes/No

7.	Other Recourse Debt [§6.09]:

(a) Other Recourse Debt	$
(b) Total Asset Value	$

(c) (a) divided by (b)
Covenant: < 15% In compliance? Yes/No

8.	Currently Defaulted Other Debt [Article VII(o)]:

(a) Aggregate Defaulted Recourse Debt(not in excess of $20,000,000)	$

In compliance? Yes/No

(b) Aggregate Defaulted Non-Recourse Debt (not in excess of $40,000,000)	$

In compliance? Yes/No

9.	Investment Parameters [§6.03]:

(a) Investments in Unimproved Land	$
(b) Total Asset Value	$
(c) (a) divided by (b)

Covenant: ≤ 5% In compliance? Yes/No

(d) Investments in Properties Under Development	$
(e) Total Asset Value	$
(f) (d) divided by (e)

Covenant: ≤ 10% In compliance? Yes/No

(g) Investments in Assets which are not Retail Properties	$
(h) Total Asset Value	$
(i) (g) divided by (h)

Covenant: ≤ 10% In compliance? Yes/No

(j) Investments in Unconsolidated Affiliates	$
(k) Total Asset Value	$
(l) (j) divided by (l)

Covenant: ≤ 10% In compliance? Yes/No

(m) (a) plus (d) plus (g) plus (j)	$
(n) Total Asset Value	$
(o) (m) divided by (n)

Covenant: ≤ 20% In compliance? Yes/No

This Compliance Certificate has been executed and delivered as of the date set forth above.

By:

Name:

Title:	Chief Financial Officer

Attachment II

EXHIBIT G

BORROWING BASE CERTIFICATE

To:	KeyBank National Association, as Agent
225 Franklin Street, 18th Floor
Boston, Massachusetts 02110
Attention: Christopher T. Neil, Institutional Real Estate

Re:	TNP SRT Secured Holdings, LLC - Borrowing Base Certificate

This Borrowing Base Certificate (the “Certificate”) is furnished pursuant to that certain Credit Agreement dated as of December 17, 2010, by and among TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company, the other Borrowers thereunder, (the “Borrower”), the Lenders party thereto, KEYBANK NATIONAL ASSOCIATION, a national banking association, as lender and agent (the “Agent”) for the Lenders, and KEYBANC CAPITAL MARKETS, INC., as Sole Lead Arranger (such Credit Agreement as it may be amended, modified, supplemented, extended, renewed, or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Certificate is made by the undersigned in its role as Lead Borrower on behalf of Borrower.

The Borrower hereby CERTIFIES to Agent and the Lenders as follows:

The information set forth in Schedule 1 hereto is in all material respects true, correct and complete, and has been prepared in accordance with the requirements of the Credit Agreement.

The Mortgaged Properties identified on, and the calculation of Borrowing Base Availability shown on, Schedule 1 hereto comply with all applicable conditions, terms, warranties, representations and covenants set forth in the Credit Agreement.

As of the date hereof, the representations and warranties of the Borrowers contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects.

As of the date hereof, no Default or Event of Default exists.

TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, LP, its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

By:

Print Name:

Title:

Tranche A Availability through September 30, 2012 means seventy-five percent (75%) of the Pool Value and from and after October 1, 2012 equals the lesser of (a) sixty-five percent (65%) of the Pool Value; or (b) the Tranche A loan amount which would produce a Debt Yield of no less than twelve percent (12%).

(a)	Pool Value $

Name of Borrower	Value	Location of Mortgaged Property

(i) Pool Value x 75% (65%)	$

(b) Debt Yield

(i) Current Quarter Net Operating Income	$

(ii) Debt Yield Loan Amount ((b)(i) divided by .12)	$

(c) Through 9/30/12 Tranche A Availability ((a)(i))	$

(d) From and after 10/1/12 Tranche A Availability (lesser of (a)(i) and (b)(ii) above)	$

2

Exhibit G